Exhibit 1.1

UNDERWRITING AGREEMENT

by and between

RUI HOLDINGS INC

(a Cayman Islands Company)

and

CATHAY SECURITIES, INC.

as Representative of the Underwriters

[●], 2026

Cathay Securities, Inc.

as Representative of the several Underwriters named on Schedule A hereto

40 Wall Street Suite 3600,

NY, NY 10005 USA

Ladies and Gentlemen:

The undersigned, RUI Holdings Inc, a Cayman Islands exempted company (the “Company”), hereby confirms its agreement (this “Agreement”), subject to the terms and conditions of this Agreement, with Cathay Securities, Inc. (hereinafter the “Representative”), and with the other underwriters named on Schedule A hereto for which the Representative is acting as representative (the Representative and such other underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) to issue and sell to the Underwriters Class A ordinary shares of the Company, par value US$0.0001 per share (the “Class A Ordinary Shares”), in an aggregate amount of [●] Class A Ordinary Shares (the “Firm Shares”) and to grant the Underwriters an option to purchase up to [●] Additional Shares (as defined herein), on the terms and for the purposes set forth in Sections 1(c), (d) and (e) herein. The offering and sale of securities contemplated by this Agreement are referred to herein as the “Offering.”

The Company confirms its agreement with the Underwriters as follows:

1. Firm Shares, Additional Shares.

(a)	Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters an aggregate of [●] Firm Shares, and each Underwriter agrees to purchase, severally and not jointly, from the Company the number of Firm Shares set forth opposite their respective names on Schedule A attached hereto and made a part hereof at a purchase price of $[●] per Firm Share (93% of the per Firm Share public offering price) (the “Purchase Price”) at the Closing,

The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2(a)(i)(2) hereof).

(b)	Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the first (1st) business day following the initial listing of the Company on the Nasdaq Capital Market (the “Exchange”), or at such other time as shall be agreed upon by the Underwriters and the Company, at the offices of Ortoli Rosenstadt LLP (the “Underwriters’ Counsel”) or at such other place and time as shall be agreed upon by the Underwriters and the Company. The hour and date of delivery of and payment for the Firm Shares following the effectiveness of the Registration Statement is called the “Closing Date.” The closing of the purchase and delivery of the Firm Shares through the facilities of the Depository Trust Company (“DTC”) for the accounts of the Underwriters following the effectiveness of the Registration Statement is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in federal (same day) funds, upon delivery to the Underwriters of the Firm Shares through the full fast transfer facilities of DTC for the accounts of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least two (2) business days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares following the effectiveness of the Registration Statement.

(c)	Additional Class A Ordinary Shares. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) exercisable for 45 days from the Closing Date to purchase up to an additional [●] Class A Ordinary Shares (the “Additional Shares”), representing fifteen percent (15%) of the Firm Shares sold in the Offering in each case only for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares, all or any portion of the Additional Shares at the same purchase price as the Firm Shares. The Over-allotment Option is, at the Underwriters’ sole discretion, for Additional Shares.

(d)	Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 1(c) hereof may be exercised in whole or in part at any time within 45 days from the Closing Date. The purchase price to be paid per Additional Share shall be equal to the price per Firm Share in Section 1(a). The Underwriters shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised upon written notice given at least two full business days prior to the exercise to the Company from the Underwriters setting forth the aggregate number of Additional Shares to be purchased by the Underwriters and the date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”), which Option Closing Date shall not be later than five (5) full business days after the date of such written notice to purchase Additional Shares is given or such other time as shall be agreed upon by the Company and the Underwriters, at the offices of Underwriters’ Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriters. The Underwriters may cancel any exercise of the Over-Allotment Option at any time prior to the Option Closing Date by giving written notice of such cancellation to the Company. If such delivery and payment for the Additional Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the written notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Shares specified in such notice and (ii) the Underwriters shall purchase from the Company that portion of the total number of Additional Shares then being purchased with the number of Firm Shares set forth on Schedule A opposite the name of such Underwriters bears to the total number of Firm Shares, subject, in each case, to such adjustment as the Underwriters, in their sole discretion, shall determine.

(e)	Delivery of and Payment for Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in federal (same day) funds, upon delivery to the Underwriters of the Additional Shares through the facilities of DTC for the account of the Underwriters. The Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two (2) full business days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriters for the applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” as used heretofore and henceforth shall also refer to the time and date of delivery of the Firm Shares and Additional Shares.

The Firm Shares and any Additional Shares purchased pursuant to this Agreement are hereinafter referred to collectively as the “Securities.”

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

(a) Filing of Registration Statement.

(i) Pursuant to the Act.

(1) The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-[]), including any related prospectus or prospectuses for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company and conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits, and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of the Registration Statement (“Effective Date”) pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.

(2) The final prospectus in the form first furnished to the Underwriters for use in the Offering, is hereinafter called the “Prospectus.”

(3) The Registration Statement has been declared effective by the Commission on or prior to the date hereof. “Applicable Time” means 5:00 p.m. Eastern Time, on the date of this Agreement or such other time as agreed to by the Company and the Underwriters.

(ii) Registration under the Exchange Act. The Securities are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration except as described in the Registration Statement and Prospectus.

(iii) Listing on the Exchange. The Class A Ordinary Shares will be approved for listing on the Exchange by the Closing Date, subject to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Securities on Exchange nor has the Company received any notification that Exchange is contemplating revoking or withdrawing approval for listing of the Securities.

(b) No Stop Orders. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any preliminary prospectus (“Preliminary Prospectus”), the Prospectus or the Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(c) Disclosures in Registration Statement.

(i) 10b-5 Representation.

(1) The Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Act and the Regulations.

(2) The Registration Statement, when it became effective, and any amendment or supplement thereto, did not contain and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus when filed with the Commission does not contain and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranties made in this Section 2(c)(i)(2) do not apply to statements made or statements omitted in reliance upon and in conformity with written information with respect to the Underwriters furnished to the Company by the Underwriters expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that the only information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Registration Statement, the Preliminary Prospectus and Prospectus, (ii) the table listing the names of the Underwriters and allocation of Class A Ordinary Shares listed in the table set forth under the first paragraph under the caption “Underwriting” in the Prospectus and (iii) the sub-sections titled “Price Stabilization, Short Positions, and Penalty Bids”, and “Electronic Offer, Sale, and Distribution of Class A Ordinary Shares” in each case under the caption “Underwriting” in the Prospectus (collectively, the “Underwriters’ Information”). There are no contracts or other documents required to be described in the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required in the Preliminary Prospectus or the Prospectus.

(3) The General Disclosure Package (as defined below), when taken together as a whole with the Prospectus (collectively, the “Disclosure Materials”), does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Materials based upon and in conformity with the Underwriters’ Information.

(ii) Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement and the Prospectus.

(d) Changes After Dates in Registration Statement.

(i) No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as otherwise specifically stated therein: (i) to the knowledge of the Company, no events have occurred that would have a Material Adverse Effect (as defined herein); (ii) there have been no material transactions entered into by the Company not in the ordinary course of business, other than as contemplated pursuant to this Agreement; (iii) no officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company has resigned from his or her position as an officer or director of the Company; (iv) no material customer, supplier or strategic partner of the Company has terminated or materially reduced its relationship with the Company; and (v) there has been no material adverse change in the general affairs, management, financial position, shareholders’ equity, net assets, earnings, results of operations, business, properties or condition (financial or otherwise) of the Company or any of its Subsidiaries (each such change, a “Material Adverse Change”).

(ii) Recent Securities Transactions. Since the end of the period covered by the latest audited financial statements included in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

(e) Independent Accountants. To the best of the Company’s knowledge, Guangdong Prouden CPAs GP (“Prouden”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations.

(f) Financial Statements. The historical financial statements of the Company, respectively, filed with the Commission as a part of the Registration Statement and included in the General Disclosure Package and the Prospectus, present fairly in all material respects, the information provided as of and at the dates and for the periods indicated (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by generally accepted accounting principles in the United States of America (“U.S. GAAP”)). Such financial statements comply as to form with the applicable accounting requirements of the Act and the Act regulations and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto or in the case of unaudited interim financial statements which are subject to normal year end audit adjustments that are not expected to be material in the aggregate. Except as included therein, no other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets or liabilities of the Company set forth in summary form in each of the Preliminary Prospectus and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, (a) neither the Company nor any of its operating subsidiaries (each, a “Subsidiary,” and together, the “Subsidiaries”) has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its share capital; (c) there has not been any change in the share capital of the Company or any of its Subsidiaries or any grants under any share compensation plan; and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

(g) Share Capital; Options. The Company has the duly authorized, issued and outstanding share capital as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted share capital set forth therein. Except as set forth in, or contemplated by, this Agreement, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued share capital of the Company or any security convertible into share capital of the Company, or any contracts or commitments to issue or sell share capital or any such options, warrants, rights or convertible securities.

(h) Valid Issuance of Securities.

(i) Outstanding Securities. The authorized, issued and outstanding share capital of the Company is, at the date or dates indicated, as set forth in each of the Registration Statement, General Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the General Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the General Disclosure Package and Prospectus, as the case may be). The Class A Ordinary Shares conform, and, when issued and delivered as provided in this Agreement, the Securities shall conform, in all material respects to the description thereof contained in each of the General Disclosure Package and Prospectus. All of the issued and outstanding Class A Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable laws. None of the outstanding Class A Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The DTC has authorized the Class A Ordinary Shares for delivery through its full fast transfer facilities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company other than those described in the General Disclosure Package and the Prospectus. The description of the Company’s share option and other share plans or arrangements, and the options or other rights granted thereunder, set forth in the General Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. No further approval or authorization of any shareholder, the board of directors or others is required for the issuance and sale of the Securities. Except as set forth in the General Disclosure Package and the Prospectus, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Class A Ordinary Shares to which the Company is a party.

(ii) Securities Sold Pursuant to this Agreement. The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, equities or claims (“Liens”); the Securities are not and will not be subject to the preemptive rights of any holder of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(iii) Issuance of Securities. Upon issuance of the Securities, and subject to full payment thereof by the Underwriters in accordance with the terms hereof, such Securities will be duly and validly issued, and the persons in whose names the Securities are registered will be entitled to the rights specified in the Securities, and upon the sale and delivery of the Securities, and payment therefor, pursuant to this Agreement, the registered purchasers will acquire good, marketable and valid title to such Securities, free and clear of all pledges, Liens, security interests, charges, claims or encumbrances of any kind.

(i) Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holder of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company has the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(j) Validity and Binding Effect of This Agreement. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as the enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(k) No Conflicts. The execution, delivery, and performance by the Company of this Agreement, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms hereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with, any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to the terms of any agreement, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, lease, license, permit, franchise, or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the Company’s memorandum and articles of association or the organizational documents of any Subsidiary (as the same may be amended from time to time, the “Charter”); (iii) violate any existing applicable law, rule, regulation, judgment, order, writ, injunction, or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries, or any of their respective properties or businesses as constituted as of the date hereof or as contemplated by the Prospectus; or (iv) result in the loss, suspension, limitation or revocation of, or require any consent, approval, authorization, order, registration or qualification under, any material permit, license, franchise, authorization, consent, or approval, or any other governmental approval or authorization required for the lawful conduct of the Company’s or any Subsidiary’s business. The Company represents and warrants that none of the foregoing events in clauses (i) through (iv) would reasonably be expected to have a material adverse effect on the assets, business, financial condition, or results of operations of the Company or any of its Subsidiaries (a “Material Adverse Effect”), and that any breach, conflict, default, violation or loss described above would not impair the ability of the Company to consummate the transactions contemplated hereby.

(l) No Defaults; Violations; Solvency. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Subsidiaries, taken as a whole, and that are not otherwise disclosed in the Registration Statement, the Prospectus or the Disclosure Materials. The Company is not in violation of any term or provision of its Charter, or in violation of any franchise, license, permit, applicable law, rule, regulation, or to the Company's best knowledge, nor has it violated any judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Subsidiaries, taken as a whole, and that are not otherwise disclosed in the Registration Statement, the Prospectus or the Disclosure Materials. Based on the consolidated financial condition of the Company as of each of the Closing Date and the Option Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, the current cash flow of the Company, together with the proceeds the Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement and the Prospectus, the Company has no knowledge of any facts or circumstances that would cause it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each of the Closing Date and the Option Closing Date. The Registration Statement and the Prospectus set forth, as of the date hereof, all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(m) Corporate Power; Licenses; Consents.

(i) Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus, except, in each case as would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(ii) Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation by the Company of the transactions and agreements contemplated by this Agreement , and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Exchange.

(n) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers named in the section “Management” in the Prospectus immediately prior to the Offering (the “Insiders”) and provided to the Underwriters is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

(o) Litigation; Governmental Proceedings. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (collectively, “Actions”) pending or, to the Company’s knowledge, threatened (i) against the Company, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company, where in any such case (A) there is a reasonable possibility that such Action might be determined adversely to the Company and (B) any such Action, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries are in compliance with all applicable laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has within the last ten (10) years been the subject of any Action involving a claim of violation of or liability under United States federal or state or foreign securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission or other securities or commodities regulator involving the Company or any current or former director or officer of the Company.

(p) Good Standing. The Company has been duly incorporated, is validly existing, and is in good standing under the laws of the Cayman Islands as of the date hereof, and is duly qualified to do business and to enter into and perform its obligations under this Agreement and is in good standing (or equivalent status in jurisdictions that do not recognize the concept of good standing) in each jurisdiction in which the conduct of the Company’s business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. Each Subsidiary has been duly incorporated or organized, as applicable, and is validly existing and in good standing (or equivalent status) under the laws of its jurisdiction of incorporation or organization, and is duly qualified to do business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Company does not own or control, directly or indirectly, any corporation, association, partnership, limited liability company or other entity that is not otherwise disclosed in the Disclosure Package. The Company has full corporate or other organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each Subsidiary has full corporate or other organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

(q) Transactions Affecting Disclosure to FINRA.

(i) Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii) Payments Within Twelve (12) Months. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date,.

(iii) FINRA Affiliation. To the Company’s knowledge, and except as may have been previously disclosed in writing to the Underwriters, no Insider or any beneficial owner of 10% or more of the Company’s outstanding Class A Ordinary Shares has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

(iv) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates inclusive of any FINRA member or its affiliates in any country or jurisdiction outside of the United States, except as specifically authorized herein.

(v) Information. All information provided by the Company in its FINRA Questionnaire to Underwriters’ Counsel specifically for use by Underwriters’ Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(r) Anti-Corruption Laws. Neither the Company nor, to the Company’s knowledge, any of the Insiders or employees of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, the PRC Anti-Unfair Competition Law, and any other applicable anti-bribery or anti-corruption laws in the jurisdictions in which the Company or any of its Subsidiaries conducts business (collectively, "Anti-Corruption Laws"). Neither the Company nor any of its Subsidiaries, nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has violated any Anti-Corruption Laws, and the Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure continued compliance with Anti-Corruption Laws.

(s) Officers’ Certificate. Any certificate signed by any duly authorized executive officer of the Company and delivered to you or to Underwriters’ Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(t) Lock-Up Period.

(i) Each of the entities and individuals listed on Schedule B hereto (the “Lock-Up Parties”) has agreed, pursuant to an executed Lock-Up Agreement in the form attached hereto as Annex I (for officers, directors and 5% or greater shareholders of Class A Ordinary Shares being registered in this Offering), that for a period ending six (6) months after the pricing date (the “Lock-Up Period”), each such person and their respective affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Securities or share capital of the Company, including Class A Ordinary Shares, or any securities convertible into or exercisable or exchangeable for such Securities or share capital, or enter into any swap, hedge, short sale, or other derivative transaction that transfers to another, in whole or in part, any of the economic consequences of ownership of such Securities, without the prior written consent of the Representative, which consent may be reasonably granted or withheld in the Representative’s sole and absolute discretion, with certain exceptions. The Representative may consent to an early release from the applicable Lock-Up period if, in its sole opinion, the market for the Securities would not be adversely impacted by sales and in cases of financial emergency of a Lock-up Party, provided that any such release shall be subject to the notice and disclosure requirements set forth in Section 2(t)(iii). Any Lock-Up Party who breaches the terms of a Lock-Up Agreement shall be jointly and severally liable with the Company for any losses, damages or expenses incurred by the Underwriters as a result of such breach.

(ii) The Company, on behalf of itself and any successor entity, has agreed that without the prior written consent of the Representative (which consent may be reasonably granted or withheld in the Representative’s sole and absolute discretion), it will not, for a period ending six (6) months after the Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any share capital of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (iii) enter into any swap, hedge, short sale, forward, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of share capital of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise; or (iv) publicly disclose the intention to do any of the foregoing. The restrictions contained in this Section 2(t)(ii) shall not apply to (A) the issuance by the Company of Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, provided that the Representative has been advised in writing of such issuance prior to the date hereof, (B) the issuance by the Company of options to purchase or shares of Securities, share capital or restricted shares of the Company under any share compensation plan of the Company outstanding on the date hereof, provided that such issuances do not exceed 5% of the total outstanding shares as of the Closing Date and provided further that the Company gives the Representative at least ten (10) business days’ prior written notice of any such issuance, (C) any registration statement on Form S-8, or (D) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions, provided that (x) such shares are not registered pursuant to a registration statement, (y) the aggregate number of shares so issued does not exceed 5% of the total shares outstanding immediately after the Closing Date, and (z) the Company gives the Representative at least ten (10) business days’ prior written notice of any such issuance.

(iii) Any waiver or early release of any Lock-Up Agreement or the restrictions contained therein shall be in the Representative’s sole and absolute discretion. If the Representative, in its sole discretion, grants any such waiver or early release to any Lock-Up Party, the Representative may, in its discretion, (A) require that the Company issue a press release announcing such waiver or early release at least two (2) business days prior to the effective date thereof, and/or (B) condition such waiver or early release upon the granting of concurrent waivers or releases to other similarly situated Lock-Up Parties, in each case as the Representative deems appropriate to maintain orderly trading in the Securities.

(u) Subsidiaries. Exhibit 21.1 of the Registration Statement lists each Subsidiary and consolidated entity of the Company and sets forth the jurisdiction of formation of each Subsidiary. The Subsidiaries are duly organized and in good standing under the laws of the place of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. The Company’s ownership and control of each Subsidiary and each Subsidiary’s ownership and control of other Subsidiaries is as described in the Registration Statement, the Disclosure Materials, and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association, or entity except as disclosed in the Registration Statement and the Prospectus. Each of the Company and its Subsidiaries has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Materials and the Prospectus and is duly qualified to do business under the laws of each jurisdiction which requires such qualification.

(v) Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person that are required to be described in the Prospectus and that have not been so described.

(w) Board of Directors. The board of directors of the Company is comprised of the persons set forth under the section of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Exchange. At least one member of the board of directors of the Company qualifies as an “audit committee financial expert,” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Exchange. In addition, at least a majority of the persons serving on the board of directors of the Company qualify as “independent,” as such term is defined under the rules of the Exchange.

(x) Sarbanes-Oxley Compliance. Except as described in the Registration Statement, the Disclosure Materials, and the Prospectus, the Company will be, on the Effective Date, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

(y) No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z) No Material Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent, which would result in a Material Adverse Effect.

(aa) Intellectual Property. Except as described in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus, except for such Intellectual Property, the failure of which to own or possess, as the case may be, would not reasonably be expected to result in a Material Adverse Effect. No action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or material license or similar fees for, any Intellectual Property of others, that would reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, except as disclosed in the Registration Statement or the Prospectus. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee, except such infringement or fee that would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

(bb) Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all material taxes imposed on or assessed against the Company or such subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters and to the knowledge of the Company, (i) no material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed with relevant taxing authorities in all respects of taxes.

(cc) Data. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained written consent to the use of such data from such sources to the extent necessary.

(dd) Board of Directors. The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of the Exchange and the board of directors of the Company and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of the Exchange. Except as disclosed in the Registration Statement and the Prospectus, neither the board of directors of the Company nor the audit committee has been informed, nor is any director of the Company aware, of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(ee) No Integration. Neither the Company nor any of the Subsidiaries has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Underwriters pursuant to the Registration Statement. Except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries has sold or issued any Class A Ordinary Shares or any securities convertible into, exercisable or exchangeable for Class A Ordinary Shares, or other equity securities, or any rights to acquire any Class A Ordinary Shares or other equity securities of the Company, during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Class A Ordinary Shares issued pursuant to employee benefit plans, qualified share option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement.

(ff) Cayman Islands, PRC, Singapore, Saudi Arabia, and UAE Representation and Warranties.

(i) Organization. The Subsidiaries have been duly organized and are validly existing as companies under the applicable laws of the PRC, Singapore, the Kingdom of Saudi Arabia (“KSA”), and the United Arab Emirates (“UAE”), and, with respect to the Company’s PRC Subsidiaries, the Company’s PRC Subsidiaries have been duly organized, and each is validly existing as a company under the laws of the PRC, and their business licenses are in full force and effect. 100% of the equity interests of the PRC Subsidiaries are owned by the Company (through RUI International Pte. Ltd. (“RUI Singapore”)) as described in the Prospectus, and such equity interests are free and clear of all Liens, encumbrances, equities or claims; the bylaws, the business licenses and other constituent documents of the PRC Subsidiaries comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; the Company has full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over the Subsidiaries or any of their properties required for the ownership or lease of property by it and the conduct of its business in accordance with its registered business scope except for such that would not reasonably be expected to have a Material Adverse Effect and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control. Other than the Subsidiaries, the Company does not directly or indirectly control any entity through contractual arrangements or otherwise such that such entity would be deemed a consolidated affiliated entity whose financial results would be consolidated under U.S. GAAP with the financial results of the Company on the consolidated financial statements of the Company, regardless of whether the Company directly or indirectly owns less than a majority of the equity interests of such person.

(ia) PRC Subsidiaries. Each of the Company’s subsidiaries organized and operating in the People’s Republic of China (collectively, the “PRC Subsidiaries”), including but not limited to RUI Facility Management (Shanghai) Co., Ltd. (“RUI Shanghai”) and Ruiwuhang (Beijing) Management Consulting Co., Ltd. (“RUI Beijing”), has been duly organized, is validly existing, and is in good standing (or equivalent status) under the laws of the PRC. The Company or its wholly-owned subsidiaries own, directly or indirectly, 100% of the equity interests or share capital of each PRC Subsidiary, free and clear of all liens, encumbrances, equities, or claims. Each PRC Subsidiary possesses all licenses, permits, certificates, and approvals issued by the relevant PRC governmental authorities that are necessary for the conduct of its business as currently conducted and as described in the Prospectus, including but not limited to a valid business license from the State Administration for Market Regulation. No PRC Subsidiary is required to complete any filing or reporting with the Cyberspace Administration of China or any other PRC governmental authority in connection with the Offering, except as disclosed in the Prospectus. The Company is not aware of any pending or threatened action by any PRC governmental authority that would result in the revocation, suspension, or material modification of any license, permit, or approval held by any PRC Subsidiary. Each PRC Subsidiary is in material compliance with all applicable PRC laws and regulations, including but not limited to those relating to foreign exchange, data security, cybersecurity, and the overseas listing of domestic companies. The Company has not received any notice, inquiry, or request for information from the China Securities Regulatory Commission (“CSRC”), the Cyberspace Administration of China, or any other PRC governmental authority in connection with the Offering.

(ib) Saudi Arabia Subsidiaries. Each of the Company’s subsidiaries organized and operating in the Kingdom of Saudi Arabia (collectively, the “KSA Subsidiaries”), including but not limited to Aish Alnas Facilities and Logistics Services Company (“Aish Alnas”) and Deep Quest International Freight Company (“Deep Quest”), has been duly organized, is validly existing, and is in good standing under the laws of the Kingdom of Saudi Arabia. The Company or its wholly-owned subsidiaries own, directly or indirectly, 100% of the equity interests or share capital of each KSA Subsidiary, free and clear of all liens, encumbrances, equities, or claims. Except as disclosed in the Prospectus, each KSA Subsidiary possesses or is in the process of obtaining, renewing, maintaining, or updating, all licenses, permits, certificates, and approvals issued by the relevant KSA governmental authorities that are necessary for the conduct of its business as currently conducted and as described in the Prospectus, including any required licenses from the Ministry of Human Resources and Social Development, the Transport General Authority, and any other applicable regulatory bodies. Except as disclosed in the Prospectus, each KSA Subsidiary is in compliance with all Saudization requirements and has obtained a valid Saudization Certificate. Except as disclosed in the Prospectus, each KSA Subsidiary is in material compliance with all applicable laws and regulations of the Kingdom of Saudi Arabia, including but not limited to those relating to foreign investment, labor, social insurance, and commercial registrations. The Company is not aware of any pending or threatened action by any KSA governmental authority that would result in the revocation, suspension, or material modification of any license, permit, or approval held by any KSA Subsidiary.

(ic) Singapore Subsidiaries. Each of the Company’s subsidiaries organized and operating in Singapore (collectively, the “Singapore Subsidiaries”), including but not limited to RUI Singapore and RUI ONE Pte. Ltd., has been duly incorporated, is validly existing, and is in good standing under the laws of Singapore. The Company or its wholly-owned subsidiaries own, directly or indirectly, 100% of the equity interests or share capital of each Singapore Subsidiary, free and clear of all liens, encumbrances, equities, or claims. Each Singapore Subsidiary possesses all licenses, permits, certificates, and approvals issued by the relevant Singapore governmental authorities that are necessary for the conduct of its business as currently conducted and as described in the Prospectus. Each Singapore Subsidiary is in material compliance with all applicable laws and regulations of Singapore.

The Company has legal and valid title to all of its properties and assets, free and clear of all Liens, charges, encumbrances, equities, claims, options and restrictions. Each lease agreement to which the Company is a party has been duly executed and is legally binding, and the Company's leasehold interests are governed by the terms of such lease agreements. To the best of the Company’s knowledge, such lease agreements are valid, binding and enforceable in accordance with their respective terms under the applicable laws of the relevant jurisdiction, except where the invalidity of such lease agreements would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries owns, operates, manages or has any other right or interest in any other material real property of any kind, which would reasonably result in a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, except as described in the Prospectus.

(ii) Taxes. Except as disclosed in the Registration Statement, the Disclosure Materials and Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the Cayman Islands, or the PRC, Singapore, the KSA, or the UAE to any taxing authority therein in connection with (A) the issuance, sale and delivery of the Securities to or for the account of the purchasers, and (B) the purchase from the Company and the sale and delivery of the Securities to purchasers thereof, except that Cayman Islands stamp duty will be payable if a document is executed in or brought to the Cayman Islands, or produced before a Cayman Islands court.

(iii) Dividends and Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(iv) Money Laundering. The operations of the Company, its Subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and there is no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its Subsidiaries.

(v) Office of Foreign Assets Control. To the Company’s knowledge, neither any director, officer, or employee of the Company, nor has the Company or any of its Subsidiaries, conducted or entered into a contract to conduct any transaction with the governments or any of subdivision thereof, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); none of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), the United Nations Security Council, or the European Union or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Belarus, Burma/Myanmar, Covered Regions of Ukraine, Cuba, Iran, North Korea, Venezuela, Russia, and Syria; and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(vi) No Immunity. None of the Company, its Subsidiaries or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, the PRC, Singapore, the KSA, or the UAE, or New York or United States federal law; and, to the extent that the Company, its Subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement under New York law as provided under this Agreement.

(vii) Dividends or Distributions. Except as described in the Disclosure Package and the Prospectus, (i) none of the Company or its Subsidiaries is prohibited, directly or indirectly, from (A) paying any dividends or making any other distributions on its share capital, (B) making or repaying any loan or advance to the Company or any other Subsidiary or (C) transferring any of its properties or assets to the Company or any other Subsidiary; and (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries (A) may be converted into foreign currency that may be freely transferred out of such person’s jurisdiction of incorporation, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such person’s jurisdiction of incorporation or tax residence, and (B) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of such person’s jurisdiction of incorporation, without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body having jurisdiction over such person.

(viii) Not a PFIC. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus, the Company does not expect that it will be treated as a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year. The Company has no plan or intention to operate in such a manner that would reasonably be expected to result in the Company becoming a PFIC in future taxable years.

(ix) Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(x) Choice of Law. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, (A) the choice of law provision set forth in this Agreement would be recognized, upheld and applied by the courts of the Cayman Islands as a valid choice of law and the proper law of this Agreement in proceedings brought before them in relation to the Agreement except for those laws (i) which such courts consider to be procedural in nature; (ii) which are revenue or penal laws; or (iii) the application of which would be inconsistent with public policy as that term is interpreted under Cayman Islands law; and (B) the choice of law provision set forth in this Agreement constitutes a legal and valid choice of law under the laws of the PRC, Singapore, the KSA, or the UAE and will be honored by courts in the PRC, Singapore, the KSA, or the UAE, subject to compliance with relevant civil procedural requirements (that do not involve a re-examination of the merits of the claim) in the PRC, Singapore, the KSA, or the UAE. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the “New York Courts”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 of this Agreement.

(xi) Recognition of Judgments. Any final and conclusive judgment for a definite sum (not being a sum payable in respect of taxes or other charges of a like nature nor a fine or other penalty) and/or certain non-monetary judgments rendered in any action or proceedings brought against the Company on the basis of this Agreement in a New York Court will be recognised as a valid judgment by the courts of the Cayman Islands without re-examination of the merits of the case. On general principles, we would expect such proceedings to be successful provided that the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in the Cayman Islands and the judgment is not contrary to public policy in the Cayman Islands, has not been obtained by fraud or in proceedings contrary to natural justice.

(gg) MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus included in the Disclosure Materials and the Prospectus accurately and fully describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Materials and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

(hh) Disclosure Controls and Procedures. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(ii) Company’s Accounting System. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company maintains a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, its respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting, and, if applicable, with respect to such remedial actions disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company represents that it has taken all remedial actions set forth in such disclosure. The Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(jj) Exchange Act Filing. A registration statement in respect of the Ordinary Shares has been filed on Form 8-A (File Number 001-[●]), dated [●], 2026 (the “Form 8-A Registration Statement”) pursuant to Section 12(b) of the Exchange Act, which registration statement complies in all material respects with the Exchange Act. The Form 8-A Registration Statement is effective, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(kk) Regulation M Compliance. The Company has not, and, to its knowledge, no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriter in connection with the Offering.

(ll) Testing the Waters Communications; Recordkeeping. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications. For the purposes of this Section 2(ll) and this Agreement “Testing-the-Waters Communication” means any written communication within the meaning of Rule 405 under the Act. The Company has maintained, and will continue to maintain, complete and accurate copies and records of all Testing-the-Waters Communications made by or on behalf of the Company, and shall provide such copies and records promptly to the Underwriters upon request. The Company has not authorized, and will not authorize, any party other than the underwriters and their affiliates to conduct Testing-the-Waters Communications on its behalf, and that it has not used, and will not use, any Testing-the-Waters Communications that would conflict with, or contain information inconsistent with, the Registration Statement or the Prospectus.

(mm) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Securities and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

(nn) Cybersecurity and Data Privacy.

The Company and its Subsidiaries have implemented and maintain commercially reasonable information technology, information security, and data protection controls, policies, procedures, and safeguards to protect all information technology systems and data (including personal data, personally identifiable information, and confidential business information) used in connection with their businesses (“IT Systems and Data”) against unauthorized use, access, misappropriation or modification. To the Company’s knowledge, there has been no material security breach, unauthorized access, or other compromise of the Company’s or its Subsidiaries’ IT Systems and Data in the past three (3) years that has resulted in material liability or regulatory action against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has been notified of any event or condition that would reasonably be expected to result in any such material security breach, unauthorized access, or other compromise. The Company and its Subsidiaries are, and at all times have been, in material compliance with all applicable laws, rules, and regulations relating to data privacy and security, including, without limitation, the PRC Cybersecurity Law, the PRC Data Security Law, and the PRC Personal Information Protection Law, as well as all applicable judgments, orders, rules, and regulations of any court or governmental agency, and all applicable internal and external privacy policies, contractual obligations, and industry standards. The Company and its Subsidiaries have taken all necessary actions to comply with any applicable data breach notification laws.

(oo) Payments in Foreign Currency. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Class A Ordinary Shares may be paid by the Company to the holders in United States dollars and all such payments made to holders thereof who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(pp) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and any amendment thereto, (ii) at the time of effectiveness of the Registration Statement and any amendment thereto, (iii) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Regulations) of the Securities and (iv) as of the date of the execution and delivery of this Agreement, the Company was not and is not an "Ineligible Issuer" (as defined in Rule 405 under the Act), without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer.

(qq) Insurance. At the time of filing the Prospectus, the Company shall maintain directors and officers insurance in a manner consistent with the Company’s business and industry standards.

(rr) Electronic Road Show. The Company has made available a bona fide electronic road show in compliance with Rule 433(d)(8)(ii) of the Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Regulations) is required in connection with the Offering.

(ss) Corporate Records. The minute books of the Company have been made available to the Representative and Underwriters’ Counsel and such books (i) contain minutes of all material meetings and actions of the board of directors (including each board committee) and shareholders of the Company, and (ii) reflect all material transactions referred to in such minutes.

(tt) Diligence Materials. The Company has provided to the Representative and Underwriters’ Counsel all materials required or necessary to respond in all material respects to the diligence requests submitted to the Company by the Representative.

(uu) No Accounting Issues. The Company has not received any notice, oral or written, from its board of directors or the audit committee of the board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the board of directors or audit committee of the board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(vv) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, has been made or reaffirmed without what the Company reasonably believes to be a reasonable basis or has been disclosed other than in good faith.

(ww) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

3. Offering. Upon authorization of the release of the Securities by the Underwriters, the Underwriters intend to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Covenants of the Company. The Company acknowledges, covenants and agrees with the Underwriters that:

(a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the reasonable opinion of Underwriters’ Counsel, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Act is no longer required to be provided) in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, the Company shall furnish to the Underwriters and Underwriters’ Counsel for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably objects within 36 hours of delivery thereof to Underwriters’ Counsel. The term “General Disclosure Package” means, collectively, (i) the Preliminary Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Act, if any, identified in Schedule C hereto (the “Issuer Free Writing Prospectus”), (iii) the pricing terms set forth in Schedule A to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

(c) After the date of this Agreement, the Company shall promptly advise the Underwriters in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any prospectus, the General Disclosure Package or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any prospectus, the General Disclosure Package, the Prospectus or Issuer Free Writing Prospectus, or the initiation of any proceedings to remove, suspend or terminate from listing the Shares from any securities exchange upon which the Shares are listed for trading, or of the threatening of initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(d) (i) During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Act as now in effect and as may be hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement and the Prospectus. If during such period any event or development occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or Underwriters’ Counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) to comply with the Act, the Company will promptly notify the Underwriters and will promptly amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii) If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances there existing, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company will deliver to the Underwriters and Underwriters’ Counsel a copy of the Registration Statement, as initially filed, and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and any Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. On the business day next succeeding the date of this Agreement, and from time to time thereafter, the Company will furnish to the Underwriters’ copies of the Prospectus in such quantities as the Underwriters may reasonably request.

(f) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Act.

(g) If the Company elects to rely on Rule 462(b) under the Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by the earlier of: (i) 10:00 P.M., Eastern time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2), and pay the applicable fees in accordance with Rule 111 of the Act.

(h) The Company will use its reasonable best efforts, in cooperation with the Underwriters, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the Offering or sale of the Securities of such jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation if it is otherwise not so subject.

(i) The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system) to its security holders as soon as practicable, but in any event not later than four (4) months and fifteen days after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

(j) Except with respect to (i) the Securities to be sold hereunder, (ii) the issuance by the Company of Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of, provided that the Representative has been advised in writing of such issuance prior to the date hereof, (iii) the issuance by the Company of option to purchase or shares of Securities, shares or restricted shares of the Company under any share compensation plan of the Company outstanding on the date hereof, (iv) any registration statement on Form S-8, or (v) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions provided such shares are not registered pursuant to a registration statement during the 180 days following the Closing Date, the Company or any successor to the Company shall not undertake any public or private offerings of any equity securities of the Company (including equity-linked securities) without the prior written consent of the Underwriters, which consent shall not be unreasonably withheld.

(k) Following the Closing Date, the Lock-Up Parties without the prior written consent of the Underwriters, shall not sell or otherwise dispose of any securities of the Company, whether publicly or in a private placement, during the period that their respective lock-up agreements are in effect. The Company will deliver to the Underwriters the agreements of the Lock-Up Parties to the foregoing effect prior to the Closing Date, which agreements shall be substantially in the form attached hereto as Annex I.

(l) The Company will not issue press releases or engage in any other publicity without the Representative’s prior written consent, for a period ending at 5:00 P.M., Eastern time, on the first business day following the forty-fifth (45th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law.

(m) The Company will apply the net proceeds from the sale of the Securities substantially in the manner set forth under the caption “Use of Proceeds” in the Prospectus. Without the prior written consent of the Representative, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees.

(n) The Company will use its reasonable best efforts to effect and maintain the listing of the Class A Ordinary Shares on the Exchange for at least three (3) years after the Effective Date, unless such listing is terminated as a result of a transaction approved by the holders of a majority of the voting securities of the Company. If the Company fails to maintain such listing of its Shares on the Exchange or other Trading Market, for a period of three (3) years from the Effective Date, the Company, at its expense, shall obtain and keep current a listing of such securities in the Standard & Poor’s Corporation Records Services or Mergent’s Industrial Manual; provided that Mergent’s OTC Industrial Manual is not sufficient for these purposes. “Trading Market” means any of the following markets or exchanges on which the Class A Ordinary Shares is listed or quoted for trading on the date in question: the Exchange, the Nasdaq Stock Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(o) The Company will use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Securities.

(p) The Company will not take, and will cause its affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of any of the Securities.

(q) The Company shall cause to be prepared and delivered to the Underwriters, at its expense, within two (2) business days from the date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriters, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Act or the Exchange Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriters, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for online time).

(r) Internal Controls. The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering, will be overseen by the audit committee of the Company’s board of directors (the “Audit Committee”) of the board of directors in accordance with the rules of the Exchange.

(s) Exchange Listing. The Class A Ordinary Shares have been duly authorized for listing on the Exchange, subject to official notice of issuance. The Company is in material compliance with the provisions of the rules and regulations promulgated by the Exchange (to the extent applicable to the Company as of the date hereof, the Closing Date or the Option Closing Date; and subject to all exemptions and exceptions from the requirements thereof as are set forth therein, to the extent applicable to the Company) and shall use commercially reasonable efforts to maintain the listing of the Class A Ordinary Shares on the Exchange for a period of at least two (2) years after the date of this Agreement. Without limiting the generality of the foregoing and subject to the qualifications above: (i) all members of the Company’s board of directors who are required to be “independent” (as that term is defined under applicable laws, rules and regulations), including, without limitation, all members of each of the audit committee, compensation committee and nominating committee of the Company’s board of directors, will, on the Closing Date or any Option Closing Date meet the qualifications of independence as set forth under such laws, rules and regulations, (ii) the audit committee of the Company’s board of directors will, on the Closing Date or any Option Closing Date have at least one member who is an “audit committee financial expert” (as that term is defined under such laws, rules and regulations), and (iii) that, based on discussions with the Exchange, the Company meets all requirements for listing on the Exchange.

(t) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that is bound by such “lock-up” agreements for the duration of the periods contemplated therein.

5. Representations and Warranties of the Underwriters.

Each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included on Schedule C. Any such free writing prospectus consented to by the Underwriters is herein referred to as a “Permitted Free Writing Prospectus.” Each Underwriter severally and not jointly, represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6. Consideration; Payment of Expenses.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Underwriters or its designee(s) the following compensation (or pro rata portion thereof, if applicable) with respect to the Securities purchased from the Company in this Offering:

(i) an underwriting discount equal to seven percent (7%) of the aggregate gross proceeds raised by the Company in the Offering (inclusive of the Over-allotment Option to purchase the Additional Shares);

(ii) a non-accountable expense allowance of one percent (1.0%) of the gross proceeds of the Offering (inclusive of the Over-allotment Option to purchase the Additional Shares) payable to the Underwriter on the Closing Date and the Option Closing Date, as applicable; and

(iii) an accountable expense allowance of up to US$200,000.

(b) The Representative reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriters’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(c) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated for any reason whatsoever (including by the Company for cause), the Company hereby agrees to pay all costs and expenses incident to the Offering, including the following:

(i) all expenses in connection with the preparation, printing, formatting for EDGAR and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers;

(ii) all filing fees in connection with filings with FINRA’s Public Offering System;

(iii) all fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and the Offering and with the qualifications of the Securities for offering and sale under state or foreign securities or blue sky laws, if necessary;

(iv) all reasonable fees associated with translation services (if necessary);

(v) all fees and expenses in connection with listing the Securities on a national securities exchange;

(vi) all fees and expenses in connection with pre-approved due diligence work in legal, finance, and business;

(vii) all the road show expenses incurred by the Company; and

(viii) the cost and charges of any transfer agent or registrar for the Securities.

(d) It is understood, however, that except as provided in this Section 6, and Sections 8, 9 and 12(e) hereof, the Underwriters will pay all of their own costs and expenses. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 12(b) hereof, or subsequent to a Material Adverse Change, the Company will pay, less any advances previously paid (the “Advances”), any unreimbursed expenses that have accrued as of such date. All documented out-of-pocket expenses and advisory fee of the Underwriters (including but not limited to fees and disbursements of Underwriters’ Counsel and reasonable and accountable travel) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and in any event, the aggregate amount of such expenses and fees to be reimbursed by the Company shall not exceed US$200,000, including the Advances. To the extent that the Underwriters’ documented out-of-pocket expenses and advisory fee are less than the Advances, the Underwriters will return to the Company that portion of the Advances not offset by actual expenses in accordance with FINRA Rule 5110(g)(4)(A) and 5110(g)(4)(B).

7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares as provided herein shall be subject to: (i) the accuracy in all material respects of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (except for representations and warranties that are made as of a specific date, which shall be accurate in all material respects as of such date), as if made at and as of such dates, (ii) the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters’ Counsel pursuant to this Section 7 of any misstatement or omission that would render such certificate, opinion, statement or letter misleading in any material respect, (iii) the performance in all material respects by the Company of its obligations hereunder to be performed at or prior to the Closing Date, (iv) the satisfaction of each of the conditions set forth in this Section 7 on or prior to the Closing Date to the reasonable satisfaction of the Underwriters, (v) the absence of any Material Adverse Change since the date of the most recent financial statements included in the Registration Statement and Prospectus (other than as disclosed in or contemplated by the Registration Statement and Prospectus), and (vi) each of the following additional conditions. For purposes of this Section 7, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Shares and, unless otherwise specified, each of the foregoing and following conditions must be satisfied as of each Closing. Each of the following conditions is for the sole benefit of the Underwriters and may be waived by the Representative in writing in its sole discretion; provided, however, that no such waiver shall affect any other condition or any of the obligations of the Company hereunder.

(a)	The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., Eastern time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriters. If the Company shall have elected to rely upon Rule 430A under the Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms thereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; all requests of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ reasonable satisfaction.

(b)	The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)	The Underwriters shall have received legal opinions, in form and substance reasonably satisfactory to the Underwriters and Underwriters’ Counsel of (i) China Commercial Law Firm, PRC counsel to the Company, dated as of the Closing Date and addressed to the Underwriters, covering, among other matters, the due organization and valid existence of the PRC Subsidiaries under PRC law, the authorization and enforceability of material agreements governed by PRC law, and compliance with applicable PRC laws and regulations, including those relating to foreign investment, data security, and cybersecurity; (ii) Hunter Taubman Fischer & Li LLC, U.S. legal counsel for the Company, dated as of the Closing Date and addressed to the Representative, covering, among other matters, compliance with U.S. federal securities laws, the validity of the Registration Statement, and the issuance and sale of the Securities; (iii) Appleby, Cayman Islands legal counsel to the Company, dated as of the Closing Date and addressed to the Underwriters, covering, among other matters, the due incorporation and valid existence of the Company, the authorization and validity of the issuance of the Securities, and the enforceability of any material agreements governed by Cayman Islands law; (iv) SuhailPartners LLP, KSA counsel to the Company, dated as of the Closing Date and addressed to the Underwriters, covering, among other matters, the due organization and valid existence of Aish Alnas and Deep Quest under KSA law, compliance with the Companies Law and Commercial Registration Law of the KSA, regulatory compliance with the Transport General Authority requirements, labor law and Saudization requirements, tax registration and compliance, and the enforceability of material agreements governed by KSA law; (v) Singapore counsel to the Company, dated as of the Closing Date and addressed to the Underwriters, covering, among other matters, the due organization and valid existence of RUI Singapore under Singapore law, the authorization and enforceability of material agreements governed by Singapore law, and compliance with applicable Singapore laws and regulations; and (vi) UAE counsel to the Company, dated as of the Closing Date and addressed to the Underwriters, covering, among other matters, the due organization and valid existence of RUI International Enterprise LLC under UAE law and, to the extent RUI International Enterprise LLC has commenced material business operations prior to the Closing Date, compliance with applicable UAE laws and regulations and the enforceability of material agreements governed by UAE law.

(d)	The Underwriters shall have received a certificate from the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each of the Closing Date and any Option Closing Date, to the effect that: (i) the conditions set forth in subsection (a) of this Section 7 have been satisfied, (ii) as of the date hereof and as of each of the Closing Date and any Option Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are accurate, (iii) as of each of the Closing Date and any Option Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) except as disclosed in the Registration Statement, the Disclosure Package or the Prospectus, the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Regulations which are not so included, and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any Material Adverse Change or any development involving a prospective Material Adverse Change.

(e)	On the Closing Date and the Option Closing Date, if any, the Underwriters shall have received a written certificate executed by the Chief Financial Officer of the Company, dated as of such date, on behalf of the Company, with respect to certain financial data contained in the Registration Statement, General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriters.

At each of the Closing Date and any Option Closing Date, the Underwriters shall have received a certificate of the Company signed by the Secretary of the Company, or if the Company does not have a Secretary, by the Chief Executive Officer, dated the Closing Date and any Option Closing Date, certifying: (i) that each of the Charter and bylaws is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s board of directors relating to the Offering are in full force and effect and have not been modified; (iii) the good standing of the Company and its Subsidiaries; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f)	On the date of this Agreement and on the Closing Date and the Option Closing Date, if any, the Underwriters shall have received a “comfort” letter from Prouden as of each such date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and all applicable Regulations, and stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three (3) days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter.

(g)	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change in the share capital, short-term debt or long-term debt of the Company or any of its Subsidiaries from that set forth or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto), (ii) any change or development involving a prospective change, whether or not arising from transactions in the ordinary course of business, in the business, assets, liabilities, condition (financial or otherwise), results of operations, shareholders’ equity, properties, or management of the Company or any of its Subsidiaries, or (iii) any litigation, governmental action, claim, investigation, or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iv) any material change in management or the board of directors of the Company, change or development involving a prospective change in or affecting the general affairs, management, business, properties, operations, or condition (financial or otherwise) of the Company or its Subsidiaries, whether or not arising from transactions in the ordinary course of business, including but not limited to any fire, flood, storm, explosion, accident, pandemic, epidemic, act of war, act of terrorism, cyberattack, or other calamity, the effect of which, in any such case described in clauses (i) through (iii) above, in the reasonable judgment of the Representative, is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the sale of Securities or Offering as contemplated hereby.

(h)	The Underwriters shall have received (i) a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Annex I.

(i)	The Class A Ordinary Shares are registered under the Exchange Act and, as of the Closing Date, the Class A Ordinary Shares shall be listed and admitted and authorized for trading on the Exchange and satisfactory evidence of such action shall have been provided to the Underwriters. The Company shall have taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Class A Ordinary Shares under the Exchange Act or delisting or suspending the Class A Ordinary Shares from trading on the Exchange, nor will the Company have received any information suggesting that the Commission or the Exchange is contemplating terminating such registration or listing. The Firm Shares and the Additional Shares shall be DTC eligible.

(j)	FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k)	No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l)	The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or documents as they may have reasonably requested.

8. Indemnification.

(a) To the fullest extent permitted under applicable law, the Company agrees to indemnify and hold harmless the Underwriters, their directors, officers, employees, agents and affiliates, and each Person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each of their respective successors and assigns (collectively, the “Underwriter Indemnified Parties”), against any and all losses, liabilities, claims, damages, and expenses whatsoever, as incurred (including but not limited to reasonable and documented attorneys’ fees and any and all reasonable and documented expenses whatsoever, incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim, action, proceeding, inquiry or investigation whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which any of them may become subject under the Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any amendment or supplement to any of them, or (B) any Issuer Free Writing Prospectus or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or any “Testing-the-Waters Communication” as defined in Rule 163B under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any material inaccuracy in the representations and warranties of the Company contained herein or any certificate delivered pursuant hereto, to the extent such inaccuracy is a proximate cause of such losses, liabilities, claims, damages or expenses; or (iii) any material failure of the Company to perform its obligations hereunder or to comply with applicable law in connection with the Offering, to the extent such failure is a proximate cause of such losses, liabilities, claims, damages or expenses; and the Company will promptly reimburse such Underwriter Indemnified Parties for any legal or other expenses as reasonably incurred by them in connection with investigating, preparing, or defending against any such losses, liabilities, claims, damages or expenses (or actions in respect thereof); provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any such amendment or supplement to any of them, or any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with the Underwriters’ Information. Each Underwriter Indemnified Party shall use commercially reasonable efforts to mitigate any loss, liability, claim, damage or expense upon becoming aware of any event which would reasonably be expected to give rise to any such loss, liability, claim, damage or expense.

(b) To the fullest extent permitted under applicable law, each Underwriter, severally and not jointly agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Underwriters), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any amendment or supplement to any of them or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such losses, liabilities, claims, damages or expenses (or actions in respect thereof), in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Underwriters’ Information.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 except to the extent that the indemnifying party demonstrates that it has been materially prejudiced as a result thereof, and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it so notifies an indemnifying party thereof, the indemnifying party will be entitled to participate at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action; (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of the claim or the commencement of the action; (iii) the indemnifying party does not diligently defend the action after assumption of the defense; or (iv) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party, or any of them, in conducting the defense of any such action or there may be legal defenses available to it or them which are different from or additional to those available to any of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties and shall be paid as incurred. The indemnifying parties shall pay or reimburse such fees and expenses as incurred upon submission of invoices or other documentation reasonably satisfactory to such indemnifying parties, and in no event later than ten (10) business days following receipt of such invoices. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) of the indemnified party or parties unless such separate representations are required under applicable ethics rules that govern the representations of the indemnified party or parties by such legal counsel; provided, however, that the foregoing limitation shall not prohibit separate counsel for the Underwriters and their control persons, and separate counsel for such control persons' affiliates, if such separate representation is required by applicable ethics rules. In the case of any separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of more than one separate firm (in addition to any local counsel) for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless such settlement, compromise or judgment (v) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding, (w) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, (x) does not impose any injunctive or other equitable relief against any indemnified party, (y) provides only for the payment of money (which payment shall be made solely by the indemnifying party without any contribution from the indemnified party), and (z) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment. The indemnified party shall have the right, in its sole discretion, to settle any claim covered by this Section 8 if the indemnifying party fails to assume the defense within the time period specified above, and the indemnifying party shall be bound by any such settlement.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company), as incurred, to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the Offering and sale of the Securities or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commission but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9: (i) in no event shall any Underwriter be required to contribute any amount in excess of the underwriting discounts and commissions actually received by such Underwriter in connection with the Securities underwritten by it and distributed to the public, after deducting any amounts previously paid by such Underwriter in satisfaction of its indemnification obligations under Section 8(b); (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act); and (iii) for the avoidance of doubt, the limitation on contribution set forth in clause (i) above shall not limit any Underwriter Indemnified Party’s right to full indemnification pursuant to Section 8(a). For purposes of this Section 9, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i), (ii) and (iii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. As used herein, a “Person” refers to an individual or entity.

10. Survival of Representations and Agreements. All representations, warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including, without limitation, the agreements contained in Sections 6, 11, 14 and 15, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling Person thereof or by or on behalf of the Company, any of its officers or directors or any controlling Person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The representations and warranties contained in Section 2 and Section 5 and the covenants and agreements contained in Sections 4, 6, 8, 9, 11, 14 and 15 shall survive any termination of this Agreement, including termination pursuant to Section 12 and Section 16. For the avoidance of doubt, in the event of termination the Underwriters will receive only documented out-of-pocket accountable expenses and advisory fee actually incurred subject to the limit in Section 12(e) below, in compliance with FINRA Rules 5110.

11. Right of First Refusal; Restriction on Continuous Offerings; Tail Compensation.

(a) The Company and the Representative agree that for a period of six (6) months from the Closing Date, whether or not the engagement contemplated under this Agreement is terminated (other than termination for Cause, as defined below), the Company grants the Representative the right (provided the Offering is completed) to provide investment banking services to the Company on an exclusive basis and on terms that are the same or more favorable to the Company compared to terms offered to the Company by other underwriters or placement agents (such right, the “Right of First Refusal”), which right is exercisable in the Representative’s sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; and (b) acting as exclusive placement agent or initial purchaser in connection with any private offering of securities of the Company. The Representative shall notify the Company of its intention to exercise the Right of First Refusal within fifteen (15) business days following notice in writing by the Company. Any decision by Representative to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of Representative and shall be subject to general market conditions, provided the terms for such financing or transaction are the same or more favorable to the Company compared to terms offered to the Company by other underwriters or placement agents. If the Representative declines to exercise the Right of First Refusal or is unable to provide same or more favorable terms to the Company under reasonable standard, or the Company does not receive any response from the Representative within the aforesaid fifteen (15) business day-period, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by the Representative. The Right of First Refusal granted hereunder may be terminated by the Company for “Cause,” which shall mean a material breach by the Representative of this Agreement or a material failure by the Representative to provide the services contemplated by this Agreement.

(b) If, during the twelve (12) month period following the termination or expiration of this Agreement for any reason (the “Tail Period”), the Company consummates any offering or sale of securities (whether public or private, and whether for cash or other consideration) with any investor or financing source that was introduced to the Company by the Representative during the term of this Agreement or any prior engagement between the Company and the Representative in connection with the Offering and that was not known to the Company prior to such introduction (each such investor or financing source, an “Identified Party”), the Company shall pay to the Representative, promptly upon the closing of such offering or sale, cash compensation equal to seven percent (7%) of the gross proceeds received by the Company from any Identified Party in connection with such offering or sale . The Representative shall, upon the Company’s request or upon termination or expiration of this Agreement, provide the Company with a written list identifying each Identified Party, together with reasonable documentation evidencing the Representative’s introduction of such Identified Party to the Company in connection with the Offering. The Company’s obligation to pay tail compensation pursuant to this Section 11(b) shall survive any termination of this Agreement, including termination pursuant to Section 12.

12. Effective Date of Agreement; Termination; Taxes.

(a) This Agreement shall become effective upon the execution of this Agreement by all parties hereto. Notwithstanding any termination of this Agreement, the provisions of this Section 12 and of Sections 1, 4, 6, 8, 9, 11, 14 and 15 shall remain in full force and effect at all times after the execution hereof to the extent they are in compliance with FINRA Rule 5110.

(b) The Representative shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; (ii) trading on the New York Stock Exchange or the Nasdaq Stock Market has been suspended or made subject to material limitations, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, on any such exchange or by order of the Commission, FINRA or any other governmental authority having jurisdiction; (iii) a banking moratorium has been declared by any state or federal authority or by any competent authority in any jurisdiction in which the Company conducts material operations, or any material disruption in commercial banking or securities settlement or clearance services has occurred in the United States or any such jurisdiction; (iv) (A) there has occurred any outbreak or escalation of hostilities, acts of terrorism, or declaration of martial law involving the United States, the Cayman Islands, Singapore, the PRC, UAE, KSA, or any other jurisdiction in which the Company or any of its Subsidiaries conducts material operations, or there is a declaration of a national emergency or war by the United States or any such jurisdiction, or (B) there has been any other calamity, crisis, epidemic, pandemic, or any change in political, financial, economic or market conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriters, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares on the terms and in the manner contemplated by the Prospectus, (v) since the date of this Agreement, there has occurred a Material Adverse Change or any development involving a prospective Material Adverse Change, (vi) any condition to the obligations of the Underwriters set forth in Section 7 has not been satisfied or waived by the Underwriters, and (vii) the Company has failed to perform in any material respect any of its obligations hereunder.

(c) The Company shall have the right to terminate this Agreement at any time prior to the consummation of the Closing for “Cause.” “Cause,” for the purpose of this Section 12(c), shall mean, as determined by a court of competent jurisdiction, fraud, bad faith, willful misconduct, gross negligence or a material breach of the Agreement by the Underwriters. In the event that the Company believes that the Underwriters have engaged in conduct constituting Cause, it must first notify the Underwriters in writing of the facts and circumstances supporting such an assertion(s) and allow the Underwriters fifteen (15) business days to cure such alleged breach. For the avoidance of doubt, no cure period shall apply to any termination for Cause based on fraud, bad faith, willful misconduct, or gross negligence.

(d) Any notice of termination pursuant to this Section 12 shall be in writing and delivered in accordance with Section 13.

(e) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 12(b) hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for only those documented out-of-pocket expenses and advisory fee (including the reasonable fees and expenses of their counsel), actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110 less any amounts previously paid by the Company); provided, however, that all such expenses and fees, including the costs and expenses and fees set forth in Section 6(d) which were actually paid, shall not exceed US$200,000 in the aggregate, including any advances. Upon any termination of this Agreement by the Representative pursuant to Section 12(b), the Representative and the Underwriters shall have no liability to the Company or any other person in connection with this Agreement or the transactions contemplated hereby, except for (i) the reimbursement and refund obligations expressly set forth in this Section 12 and Section 6 and (ii) any liability arising from the fraud, bad faith, gross negligence, willful misconduct or bad faith of the Representative or the Underwriters. For the avoidance of doubt, the indemnification and contribution provisions of Sections 8 and 9 shall survive any such termination.

(f) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company shall pay such additional amount as will result in the receipt by each Underwriter or Representative of the full amount that would have been received had no deduction or withholding been made.

13. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Representative, shall be mailed, delivered, or emailed, to:

Cathay Securities, Inc.

40 Wall Street Suite 3600,

NY, NY 10005 USA

Attention: Shell Li

Email: [●]

with a copy to Underwriters’ Counsel at:

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

Attention: Mengyi “Jason” Ye, Esq.

Email: [●]

(b) if sent to the Company, shall be mailed, delivered, or emailed, to:

RUI Holdings Inc

Plot 2224, Block 6739, Al-Zanbaq Street

King Abdullah Economic City,

Makkah Province, Saudi Arabia 23982

Attention: Xiang Chen, CFO

Email: michael.chen@ruigroup.com

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attn: Ying Li, Esq.; Warren Wang, Esq.

Email: yli@htflawyers.com; wwang@htflawyers.com

14. Parties; Limitation of Relationship. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and such Persons and their respective successors and assigns, and not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from the Underwriters.

15. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflict of laws principles thereof that would require the application of the laws of another jurisdiction. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each party waives any objection based on venue or forum non conveniens and any objection to personal jurisdiction with respect to any such suit, action, or proceeding in any New York Court. Each of the parties hereto irrevocably waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the New York Courts, and irrevocably waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Company acknowledges that this waiver is a material inducement for the Underwriters to enter into this Agreement. The Company and the Underwriters agree that the prevailing party or parties in any action arising out of or relating to this Agreement or the transactions contemplated hereby shall be entitled to recover from the other party or parties all of its or their reasonable attorneys’ fees, costs, and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company irrevocably appoints Cogency Global Inc., 122 East 42nd St 18th Floor, New York, NY 10168 as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of three (3) years from the date of this Agreement or until all obligations of the Company hereunder have been fully discharged, whichever is later.

16. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the Closing Date or any Option Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Securities with respect to which such default or defaults occur exceeds 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 16. Nothing herein will relieve a defaulting Underwriter from liability for its default.

17. Entire Agreement. This Agreement, together with the schedules and annexes attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein. This Agreement supersedes any prior agreements or understandings among or between the parties hereto.

18. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforceable to the fullest extent permitted by law.

19. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

20. Waiver. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver may be sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

21. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as Underwriters in connection with the offering of the Company’s Securities. The Company further acknowledges that the Underwriters is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page to Underwriting Agreement Follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

RUI Holdings Inc

By:
Name:	Peng Yu
Title:	Chairperson and Chief Executive Officer; Director

Confirmed as of the date first written above, on behalf of itself and as Representative of the several Underwriters named on Schedule A hereto:

Cathay Securities, Inc.

By:
Name:	Shell Li
Title:	Chief Executive Officer

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Total Number of Firm Shares to be Purchased
Cathay Securities, Inc.	[●]

TOTAL	[●]

Number of Firm Shares: [●]

Public Offering Price per Firm Share: $[●]

Underwriting Discount per Firm Share: $[●]

Proceeds to Company per Firm Share (before expenses): $[●] per Firm share

SCHEDULE B

Lock-Up Parties

Name	Lock-Up Period

Peng Yu	6 Months from the pricing date
Xiang Chen	6 Months from the pricing date
Lim Choon San	6 Months from the pricing date
Ooi Kok Ling	6 Months from the pricing date
Mark Frederick Duchesne	6 Months from the pricing date
Ateeq Ur Rahman	6 Months from the pricing date
Manli Zhang Robinson	6 Months from the pricing date
Harry David Schulman	6 Months from the pricing date
Serenity Prime Limited	6 Months from the pricing date
RUI Horizon Holding Ltd	6 Months from the pricing date
Southenlake Holding Ltd.	6 Months from the pricing date
Ridgehall Service Pte.Ltd.	6 Months from the pricing date
Rui Unity Co., Ltd.	6 Months from the pricing date
Mais Holding Limited	6 Months from the pricing date
MMG Holding Ltd.	6 Months from the pricing date
Vexara Dynamics Limited	6 Months from the pricing date
Elyseum Limited	6 Months from the pricing date
Frost Peak Investment Limited	6 Months from the pricing date
Zenith Capital I LP	6 Months from the pricing date

SCHEDULE C

Free Writing Prospectuses

[●]

Annex I

Lock-Up Agreement

[●], 2026

Cathay Securities, Inc.

40 Wall Street Suite 3600,

NY, NY 10005 USA

as Representative of the several Underwriters named on Schedule A to the Underwriting Agreement

Ladies and Gentlemen:

The undersigned understands that Cathay Securities, Inc (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with RUI Holdings Inc, a Cayman Islands exempted company (the “Company”), providing for the initial public offering in the United States (the “Initial Public Offering”) of a certain number of the Company’s Class A Ordinary Shares, par value $0.0001 per share (the “Class A Ordinary Shares” or the “Securities”). For purposes of this letter agreement, “Shares” shall mean shares of the Company’s Class A Ordinary Shares.

To induce the Underwriters (as defined in the Underwriting Agreement) to continue their efforts in connection with the Initial Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date hereof and ending six (6) months from the pricing date of the Class A Ordinary Shares in the Initial Public Offering (the “Lock-Up Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for or represent the right to receive Shares, whether now owned or hereafter acquired by the undersigned (collectively, the “Lock-Up Securities”); (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Shares or such other securities, in cash or otherwise; (3) make any written demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares; or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Initial Public Offering; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned and/or one or more family members (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution or other not-for-profit organization; (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any such corporation, partnership, limited liability company or other business entity, or any shareholder, partner or member of, or owner of similar equity interests in, the same, as the case may be; (e) a sale or surrender to the Company of any options or Shares of the Company underlying options in order to pay the exercise price or taxes associated with the exercise of options, (f) transfers of Lock-Up Securities pursuant to any Company-approved employee incentive plan, provided that such transfers are made in accordance with the terms of such plan, or (g) transfers or distributions pursuant to any bona fide third-party tender offer, merger, acquisition, consolidation or other similar transaction made to all holders of the Company’s Shares involving a Change of Control of the Company, provided that in the event that such tender offer, merger, acquisition, consolidation or other such transaction is not completed, the Lock-Up Securities held by the undersigned shall remain subject to the provisions of this lock-up agreement; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Representative a lock-up agreement substantially in the form of this lock-up agreement and (iii) no filing under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended shall be required or shall be voluntarily made (collectively, “Permitted Transfers”). For purposes of this paragraph, the term “Change of Control” shall mean any transaction or series of related transactions pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Shares of the Company on a fully diluted basis. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement (for the avoidance of doubt, excluding any transaction or other action in connection with a Permitted Transfer) during the period from the date hereof to the expiration of the initial Lock-Up Period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned agrees that (i) the foregoing restrictions shall be equally applicable to any issuer-directed or “friends and family” Shares that the undersigned may purchase in the Initial Public Offering, (ii) at least three (3) business days before the effective date of any release or waiver substantially in the form of Schedule 1 hereto of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release substantially in the form of Schedule 2 hereto. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration or in connection with any other Permitted Transfer and (b) the transferee has agreed in writing to be bound by a lock-up agreement substantially in the form of this lock-up agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities exercisable or exchangeable for or convertible into Shares, as applicable; provided that the undersigned does not transfer the Shares acquired on such exercise, exchange or conversion during the Lock-Up Period, unless in connection with a Permitted Transfer or in a transfer otherwise permitted pursuant to the terms of this lock-up agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Lock-Up Securities within the Lock-Up Period).

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, successors and assigns.

The undersigned understands that, if (1) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, (2) either the Representative or the Company advises the other in writing that it has determined not to proceed with the Initial Public Offering, (3) the Registration Statement (as defined in the Underwriting Agreement) is withdrawn, or (4) the Initial Public Offering has not closed by the termination date of the Initial Public Offering or such other date as may be agreed upon as the final date of the Initial Public Offering if the Company and the Representative extend the Initial Public Offering, then this lock-up agreement shall be void and of no further force or effect.

Whether or not the Initial Public Offering actually occurs depends on a number of factors, including market conditions. The Initial Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

This lock-up agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws principles thereof. Delivery of a signed copy of this lock-up agreement by facsimile or e-mail/.pdf transmission shall be effective as the delivery of the original hereof.

 [SIGNATURE PAGE TO FOLLOW]

Very truly yours,

(Signature) By: ________________

Address:

SCHEDULE 1

Form of Release or Waiver

[●], 202[●]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by RUI Holdings Inc (the “Company”) of [●] Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), of the Company, and the Lock-Up Agreement dated , 202[●] (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated , 202[●], with respect to [●] Class A Ordinary Shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-Up Agreement, but only with respect to the Shares, effective [●], 20[●]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least three (3) business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-Up Agreement shall remain in full force and effect.

Very truly yours,

Acting severally on behalf of themselves and the several Underwriters named in Schedule A to the Underwriting Agreement

Cathay Securities, Inc.

By:
Name:
Title:

cc: RUI Holdings Inc

SCHEDULE 2

Form of Press Release

RUI Holdings Inc

[●], 202[●]

RUI Holdings Inc (the “Company”) announced today that Cathay Securities, Inc., acting as representative for the underwriters in the Company’s recent public offering of [●] of the Company’s Class A ordinary shares, par value $0.0001 per share, is [waiving] [releasing] a lock-up restriction with respect to [●] Class A ordinary shares, par value $0.0001 per share, held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 202[●], and the securities may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.